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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kingsway Financial Services Inc. of our auditors' reports dated February 6, 2003 on the consolidated balance sheets of Kingsway Financial Services Inc. as at December 31, 2002 and 2001, and the consolidated statements of operations, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002, which appear in the Annual Report on Form 40-F of Kingsway Financial Services, Inc.

KPMG LLP
Toronto, Canada
July 31, 2003